UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                          FORM 8-K/A

                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2005


                    ROTOBLOCK CORPORATION
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     (Exact name of registrant as specified in its charter)

      Nevada                   333-116324          20-08987999
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(State of incorporation) (Commission File No.) (IRS Employer ID No.)

                 1715 Cook Street, Suite 205
                Vancouver, BC, Canada, V5Y 3J6
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  (Address of principal executive offices, including zip code)

                       (604) 872-1234
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        (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____Written communications pursuant to Rule 425 under the Securities
    Act (17 CFR 230.425)

____Soliciting material pursuant to Rule 14a-12 under the Exchange
    Act (17 CFR 240.14a-12)

____Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.
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On May 30, 2005, Morgan & Company resigned as our principal independent accountant and auditor and on May 31, 2005, we engaged Staley, Okada & Partners as our principal independent accountant and auditor to audit our financial statements.

The report on the financial statements prepared by Morgan & Company for the fiscal year ended April 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles. However, the report included a going concern emphasis. We did not have any disagreements with Morgan & Company on any accounting principles or practices, financial statement disclosure, or auditing scope or procedure at any time during our most recent fiscal year, the subsequent interim period or at any time prior thereto.

We provided Morgan & Company with a copy of this Form 8-K/A prior to its filing with the Securities and Exchange Commission and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the statements made in this Form 8-K/A and, if not, stating the aspects with which they do not agree. A copy of the letter provided by Morgan & Company is attached to this Form 8-K/A as Exhibit 16.1.

Neither Rotoblock Corporation nor anyone on our behalf consulted Staley, Okada & Partners on any matter relating to the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on our financial statements.


Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter from Morgan & Company to the Securities and Exchange
        Commission dated May 31, 2005.





                              SIGNATURE
                              ---------

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned.



Dated:  June 17, 2005               Rotoblock Corporation

                                    /s/  Peter Scholl

                                    By: Peter Scholl, Chief Executive Officer







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